UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

FIRST PRIORITY TAX SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	333-169503	46-5250836
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

137 N. Main Street Suite 200A Dayton, OH 45402
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (859) 268-6264

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant.

On December 1, 2017, as a result of a private transaction, the control block of voting stock of this company, represented by 4,000,000 shares of common stock (the Shares), has been transferred from Michael Heitz to Silverlight International Limited, and a change of control of First Priority Tax Solutions Inc. (the “Company”) has occurred.

There are no arrangements or understandings among members of both the former and new control persons and their associates with respect to the election of directors of the Company or other matters. The information set forth in Item 5.02 of this Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

Upon the change of control of the Company, which occurred on December 1, 2017, the existing directors and officers resigned immediately. Accordingly, Steve Ireland, serving as director and as Secretary and Michael Heitz, serving as director and President, ceased to be the Company’s officers and directors. At the effective date of the transfer, Vincent Hooi assumed the role of a director and President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer of the Company.

Mr Hooi graduated from Universiti Putra Malaysia in 1991 with a Bachelor of Accountancy and completed his Masters in Finance from Universiti Kebangsaan Malaysia in 1996. Since 1991 he has worked in various financial roles including as a financial analyst for PL Ong & CO, and was a finance manager at Dover Elevators Sdn Bhd up till 2002. He subsequently moved to Podirect Trading Sdn Bhd as the Assistant Head Financial officer before taking up his last role as the Assistant Director of Finance at Smart Delux Enterprise in 2010.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Resignation and appointment of officer and directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY TAX SOLUTIONS INC.

Date: December 6, 2017	By:	/s/ Hooi Chee Voon
	Name:	Hooi Chee Voon
	Title:	President and Chairman of the Board

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EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation and appointment of officer and directors.

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